UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2006

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 University Ave., Suite 700, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2006, Hercules Technology Growth Capital, Inc. (the “Company”) entered into a Registration Rights Agreement (“Registration Rights Agreement”), a copy of which is filed with this Current Report as Exhibit 4.1, with affiliates of Farallon Capital Management, L.L.C. (the “Purchasers”). Pursuant to the Registration Rights Agreement, the Company agrees to prepare and file within 30 days of March 2, 2006 a registration statement providing for the resale of the Company’s common stock, par value $.001 per share (“Common Stock”), purchased by the Purchasers pursuant to a Subscription Agreement dated March 2, 2006 and the Purchasers, a copy of which is filed with this Current Report as Exhibit 10.1 (the “Subscription Agreement”).

The Company further agrees to use its best efforts to cause the registration statement to become effective as promptly as possible, but in any event later than 120 days after March 2, 2006. The Registration Rights Agreement permits the Purchasers to include any shares of Common Stock in a proposed underwritten public offering of the Company’s equity securities, subject to certain limitations.

Pursuant to the Subscription Agreement, the Company agrees to sell $5.0 million of unregistered shares Common Stock to the Purchasers at a price per share equal to the net asset value of the Common Stock determined as of February 28, 2006. The sale is expected to close on or about March 14, 2006 and is conditioned upon the net asset value being at least $11.00 per share. The Common Stock issued to the Purchasers will be issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D thereunder. The Company relied on the representations and warranties of the Purchasers made in the Subscription Agreement, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D.

A press release announcing the equity investment is attached hereto as Exhibit 99.1.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2006, the Company entered into a Second Amendment to Credit Agreement by and among the Company and Alcmene Funding, L.L.C. (“Alcmene”) as lender and administrative agent for the lenders, a copy of which is filed with this Current Report as Exhibit 4.2 (the “Second Amendment”), amending the Credit and Pledge and Security Agreement with Alcmene. Pursuant to the Second Amendment, the Company agreed to repay $10.0 million of the $25.0 million outstanding under the existing credit facility with Alcmene. The Second Amendment also extends the maturity of the remaining $15.0 million from April 12, 2006 to June 30, 2006 and decreases the interest rate on the facility from 13.5% to 10.86% per annum.

A press release announcing the Second Amendment is attached hereto as Exhibit 99.2.

On March 6, 2006, the Company and its subsidiaries Hercules Funding Trust I and Hercules Funding I, LLC entered into a First Omnibus Amendment with U.S. Bank National

Association, Lyon Financial Services, Inc. and Citigroup Global Markets Realty Corp. (“Citigroup”), a copy of which is filed with this Current Report as Exhibit 4.3 (the “Omnibus Amendment”). The Omnibus Amendment amends and restates certain terms of the parties’ existing Sale and Servicing Agreement to increase the available borrowings under the Company’s current credit facility from $100.0 million to $125.0 million.

As a condition to entering into the Omnibus Amendment, the Company, Alcmene and Citigroup entered into an Intercreditor Agreement, a copy of which is filed with this Current Report as Exhibit 4.4, relating to the subordination of the liens and security interest created pursuant to the Pledge and Security Agreement, dated as of April 12, 2005, as amended on August 1, 2005.

A press release announcing the Omnibus Amendment is attached hereto as Exhibit 99.3.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release dated March 7, 2006.

99.2	Press Release dated March 8, 2006.

99.3	Press Release dated March 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ SCOTT H. HARVEY
	Name:	Scott H. Harvey
	Title:	Chief Legal Officer

Date: March 8, 2006

Exhibit Index

Exhibit No.	Description of Exhibits

99.1	Press Release dated March 7, 2006.

99.2	Press Release dated March 8, 2006.

99.3	Press Release dated March 8, 2006.